EXHIBIT 99

NIC Earns Four Cents Per Share on a 35 Percent Increase in Net Income
                       During the Second Quarter

    OLATHE, Kan.--(BUSINESS WIRE)--July 28, 2005--NIC Inc. (Nasdaq:EGOV) today reported net income of $2.5 million and earnings per share of four cents on total revenues of $15.6 million for the three months ended June 30, 2005. Driven by a 47 percent increase in non-driver record exchange (non-DMV) revenues in the core portal business, NIC's net income rose 35 percent over the same period last year. Operating income was $3.9 million in the second quarter, up 24 percent over second quarter 2004.


                     2Q 2005 Operating Highlights
                     ----------------------------
                      Three months ended June 30
                              (thousands)

                                 2005         2004         Change
                                 ----         ----         ------

Portal Revenues                 $14,386      $12,255         17%
Portal Cost of Revenues           7,093        6,189         15%
                                 ------       ------
Portal Gross Profit              $7,293       $6,066         20%
Portal Gross Profit %                51%          49%

Operating Income                 $3,931       $3,174         24%
Operating Income Margin %            25%          22%
Net income                       $2,470       $1,826         35%

    The Company posted net income of $1.8 million and earnings per share of three cents on total revenues of $14.3 million in second quarter 2004.
    For the second quarter of 2005, portal revenues were $14.4 million, a 17 percent increase over the prior year quarter. On a same state basis, portal revenues grew 18 percent in the second quarter. NIC's online hunting and fishing license, professional license renewal, income tax filing, and vehicle registration renewal services performed well in the second quarter, helping same state revenues from non-DMV services to increase 50 percent over the prior year quarter. During the same period last year, same state non-DMV revenues grew 37 percent.
    Driven partially by the launch of the South Carolina portal on June 1, revenues from driver record exchange (DMV) services grew 13 percent during the quarter. On a same state basis, DMV revenues increased 10 percent over second quarter 2004.
    "NIC's portal operations had another strong quarter, and we expect this trend to continue," said Jeff Fraser, Chief Executive Officer of NIC. "Our second quarter performance reflects NIC's ability to consistently build, enhance, and market revenue-generating services that constituents expect from government."
    In the second quarter, NIC's portals launched 57 new non-DMV revenue-generating services and another 150 applications are in the development pipeline. "We see tremendous opportunity for our core business to build incremental applications that deliver value to our government partners as well as the citizens and businesses they serve," said Harry Herington, NIC's Chief Operating Officer.
    In line with expectations, revenues for the software and services business in the second quarter were $1.2 million, down 41 percent from the prior year quarter.
    Selling and administrative expenses for the current quarter were $3.3 million, up from $2.9 million in the prior year quarter. As a percentage of revenue, selling and administrative expenses were flat at 21 percent on a year-over-year basis.
    NIC ended the quarter with $42.9 million in cash and marketable securities, up $3.0 million from March 31, 2005.
    "Our success in launching new non-DMV revenue-generating services, growing same state profits, and tightly managing corporate expenses demonstrates how NIC is effectively leveraging the self-funded business model," concluded Herington.

    Second Quarter Operating Highlights

    During the second quarter, the Company's portal operations were enhanced by the June 1 launch of the self-funded eGovernment portal for the state of South Carolina (www.mySCgov.com). Following a competitive bid process, NIC has secured a new five-year agreement to manage the state of Tennessee's self-funded portal (www.Tennessee.gov), and long-term renewals were also granted by the states of Arkansas (www.Arkansas.gov) and Kansas (www.accessKansas.org).
    "We welcome South Carolina to the NIC family and thank Tennessee, Arkansas, and Kansas for their ongoing votes of confidence. Our self-funded portals continue to thrive across the country by adding unparalleled value to governments and taxpayers," concluded Fraser.

    Third Quarter 2005 Outlook

    For third quarter 2005, NIC expects total revenues of $15.0 - $15.5 million, portal revenues of $14.2 - $14.5 million, and software and services revenues of $0.8 - $1.0 million. The Company also anticipates operating income between $3.6 - $3.8 million and net income of $2.1 - $2.3 million.
    "NIC's projections do not include any new or unsigned contracts and also reflect our exit from the standalone local portal business, which generated $1.0 million of low-margin revenue in 2004," said Eric Bur, NIC's Chief Financial Officer. "In line with our performance in first quarter, 97 percent of portal revenues should be transactional throughout 2005 as we swap the occasional portal software development project for recurring revenue opportunities."

    Second Quarter Earnings Webcast Details

Webcast Information

Thursday, July 28, 2005
9:00 a.m. (EDT)
Call leaders: Harry Herington, Chief Operating Officer
              Eric Bur, Chief Financial Officer

    To sign in and listen: The webcast system is available at www.nicusa.com/investor.
    Some users may need to refresh their browsers to view the webcast information. A replay of the webcast will be available until 5:00 p.m.
(EDT) on October 27, 2005, by visiting www.nicusa.com/investor. An audio replay of the call will also be available until 11:00 p.m. (EDT) on August 4 by dialing 800-405-2236 and using passcode 11035119.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,000 state and local agencies that serve more than 55 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2004 Annual Report on Form 10-K/A filed on March 16, 2005, with the Securities and Exchange Commission.


                               NIC Inc.
                           FINANCIAL SUMMARY
                              (UNAUDITED)
                Thousands except for per share amounts

                           Three months ended       Six months ended
                                 June 30,                June 30,
                            2005        2004        2005        2004
                            ----        ----        ----        ----

Revenues:
 Portal revenues          $14,386     $12,255     $28,047     $24,486
 Software & services
  revenues                  1,231       2,082      (1,150)      4,271
                           ------      ------      ------      ------
    Total revenues         15,617      14,337      26,897      28,757
                           ------      ------      ------      ------
Operating expenses:
 Cost of portal revenues,
  exclusive of
  depreciation &
  amortization              7,093       6,189      13,808      12,042
 Cost of software &
  services revenues,
  exclusive of
  depreciation &
  amortization                948       1,649       3,325       3,729
 Selling &
  administrative            3,277       2,945       6,559       6,177
 Depreciation &
 amortization                 368         380         720         769
                           ------      ------      ------      ------
    Total operating
     expenses              11,686      11,163      24,412      22,717
                           ------      ------      ------      ------
Operating income            3,931       3,174       2,485       6,040
                           ------      ------      ------      ------
Other income (expense):
 Interest income              155          23         236          44
 Interest expense               -          (4)          -          (9)
 Equity in net loss of
  affiliates                    -         (40)          -        (109)
 Other income (expense),
  net                           -           -          (3)          -
                           ------      ------      ------      ------
 Total other income
  (expense)                   155         (21)        233         (74)
                           ------      ------      ------      ------
Income before income
 taxes                      4,086       3,153       2,718       5,966
Income tax provision        1,616       1,327       1,145       2,538
                           ------      ------      ------      ------
Net income                 $2,470      $1,826      $1,573      $3,428
                           ======      ======      ======      ======
Basic and diluted
 earnings per share         $0.04       $0.03       $0.03       $0.06
                           ======      ======      ======      ======
Weighted average shares
 outstanding:
  Basic                    59,832      58,870      59,618      58,807
                           ======      ======      ======      ======
  Diluted                  60,794      60,884      60,736      60,950
                           ======      ======      ======      ======



Key Financial Metrics:

Revenue growth -
 outsourced portals           17%         21%         15%         23%
Same state revenue
 growth - outsourced
 portals                      18%         18%         17%         20%
Revenue growth -
 software & services         (41%)       (24%)      (127%)       (22%)
Gross profit percentage
 - outsourced portals         51%         49%         51%         51%
Gross profit percentage
 - software & services        23%         21%         N/A         13%
Selling & administrative
 costs as a percentage
 of revenue                   21%         21%         24%         21%
Operating income
 margin percentage            25%         22%          9%         21%

Portal Revenue Analysis
 (thousands):
DMV transaction-based      $8,650      $7,650     $17,300     $15,529
Non-DMV transaction-based   5,295       3,597       9,647       6,940
Software development &
 portal management            441       1,008       1,100       2,017
                           ------      ------      ------      ------
  Total                   $14,386     $12,255     $28,047     $24,486
                           ======      ======      ======      ======


                               NIC Inc.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
                  Thousands except for share amounts

                                          June 30,    December 31,
                                            2005         2004
                                            ----         ----

                          ASSETS
Current assets:
 Cash and cash equivalents                $34,898      $30,769
 Cash and cash equivalents - restricted         -        3,000
 Marketable securities                      8,000            -
 Trade accounts receivable                 22,323       17,610
 Unbilled revenues                          1,133        3,400
 Deferred income taxes                        807          433
 Prepaid expenses & other current assets    1,025        1,312
                                           ------       ------
   Total current assets                    68,186       56,524

Property and equipment, net                 2,360        2,603
Unbilled revenues                             979        2,404
Deferred income taxes                      30,543       31,274
Other assets                                  204          266
                                          -------      -------
   Total assets                          $102,272      $93,071
                                          =======      =======



            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                         $19,372      $14,394
 Accrued expenses                           5,200        6,266
 Application development contracts          1,458            -
 Other current liabilities                    120          151
                                           ------       ------
    Total current liabilities              26,150       20,811
                                           ------       ------
Commitments and contingencies                   -            -

Shareholders' equity:
 Common stock, no par, 200,000,000
  shares authorized
   60,030,662 and 59,301,375 shares
    issued and outstanding                      -            -
 Additional paid-in capital               203,189      200,921
 Accumulated deficit                     (126,883)    (128,456)
                                          -------      -------
                                           76,306       72,456
 Less treasury stock                         (184)        (205)
                                           ------       ------
    Total shareholders' equity             76,122       72,260
                                           ------       ------
    Total liabilities and shareholders'
     equity                              $102,272      $93,071
                                          =======      =======


                               NIC Inc.
                           CASH FLOW SUMMARY
                              (UNAUDITED)
                               Thousands

                           Three months ended       Six months ended
                                 June 30,                June 30,
                            2005        2004        2005        2004
                            ----        ----        ----        ----
Cash flows from operating
 activities:
  Net income               $2,470      $1,826      $1,573      $3,428
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation &
     amortization             368         381         720         769
    Application development
     contracts                (65)        (21)      1,458         (19)
    Deferred income taxes   1,619       1,228       1,037       2,376
    Equity in net loss of
     affiliates                 -          40           -         109

  Changes in operating
   assets and liabilities
    (Increase) in trade
     accounts receivable   (1,875)       (199)     (4,713)     (2,685)
    Decrease in unbilled
     revenues                  25       5,232       3,692       3,715
    (Increase) decrease
     prepaid expenses &
     other current assets       9         (14)        293         348
    Decrease in other
     assets                    68           -          62           2
    Increase (decrease)
     in accounts payable      (90)     (2,333)      4,978      (1,470)
    Increase (decrease)
     in accrued expenses      (72)       (212)     (1,066)      1,314
    (Decrease) in other
      current liabilities      (8)        (43)        (31)        (15)
                           ------      ------      ------      ------
  Net cash provided by
   operating activities     2,449       5,885       8,003       7,872
                           ------      ------      ------      ------

Cash flows from investing
 activities:
  Purchases of property
   and equipment             (342)       (229)       (478)       (855)
  Purchases of marketable
   securities             (16,000)          -     (23,000)          -
  Maturities of
   marketable securities   12,000         250      15,000         250
  Proceeds from sale
   of affiliate                 -         300           -         300
                           ------      ------      ------      ------
  Net cash provided by
   (used in) investing
   activities              (4,342)        321      (8,478)       (305)
                           ------      ------      ------      ------

Cash flows from financing
 activities:
  Cash and cash
   equivalents -
   restricted               3,000          39       3,000          77
  Payments on note
   payable                      -         (39)          -         (77)
  Proceeds from employee
   common stock purchases       -           -         122         117
  Proceeds from exercise
   of employee stock
   options                    870          74       1,482         216
                           ------      ------      ------      ------
  Net cash provided by
   financing activities     3,870          74       4,604         333
                           ------      ------      ------      ------

Net increase in cash and
 cash equivalents           1,977       6,280       4,129       7,900
Cash and cash equivalents,
 beginning of period       32,921      15,160      30,769      13,540
                           ------      ------      ------      ------
Cash and cash equivalents,
 end of period            $34,898     $21,440     $34,898     $21,440
                           ======      ======      ======      ======

    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com